Exhibit 10.19

American CareSource Holdings, Inc.
Confidential Materials Omitted and Filed Separately with the
Securities and Exchange Commission
Confidential Portions denoted by [***]

[Logo of HealthSmartsm Preferred Care, Inc.]

American CareSource Client Agreement

THIS AGREEMENT is made and entered into effective as of August 1, 2002, by and between American CareSource Corporation (hereinafter “ACS”) an Indiana corporation with its corporate office located at 8080 Tristar Drive, Suite 100, Irving, TX 75063, and HealthSmart Preferred Care, Inc. (hereinafter “HEALTHSMART”), a Texas corporation located at 2002 W. Loop 289, Suite 103, Lubbock, TX 79407.

WITNESSETH:

WHEREAS, ACS is engaged in the business of sourcing, managing, and administrating comprehensive Ancillary Services for health care, workers' compensation, disability and auto liability benefit plans (“Covered Services”) and is engaged in the business of providing referral management of Ancillary Services and access to ACS Network Providers;

WHEREAS, ACS has agreements with various ACS Providers of Covered Services (“ACS Network Providers”) under which ACS Clients will be entitled to a reduction of ACS Network Provider's charges for Covered Services provided to the Clients' Covered Persons (“Negotiated Provider Rates”);

WHEREAS, HEALTHSMART desires to employ ACS to provide said services for the benefit of HEALTHSMART and Customers;

WHEREAS, ACS desires to be so employed by HEALTHSMART to provide said services;

NOW, THEREFORE, in consideration of the promises hereof, and the mutual promises and agreements made herein, the parties hereby agree as follows:

I.  DEFINITION OF TERMS

For purposes of this Agreement, the following terms shall have the meanings set forth as follows:

“Ancillary Services” means any health care services not provided in a medical doctor's office or inpatient facility, such as hospital or outpatient surgical center. Ancillary Services by type of service are set forth in Exhibit A.

“Clients” means those companies providing services for third party administrators, managed care networks, and/or insurance carriers contracting with ACS for ancillary management services.

2002 West Loop 289 / Suite 109 / Lubbock, TX 79407
P.O. Box 53010 / Lubbock, TX 79453-3010
Phone:  806.473.2500 / Fax:  806.473.2525 / 800.687.0500
Internet:  www.healthsmart.net

“Covered Persons” means individuals who are entitled to Covered Services (as set forth in Exhibit A) from HEALTHSMART's Customers.

“Covered Services” means sourcing, managing and administering comprehensive Ancillary Services for health care, workers' compensation, disability and auto liability benefit plans.

“Customers” means those parties or entities purchasing services from HEALTHSMART.

“Negotiated Client Rates” means the agreed upon rates between ACS and HEALTHSMART that is to be charged to Customers for Covered Services provided to Covered Persons.

“Negotiated Provider Rates” means the contractually agreed upon reduced rates between ACS and Provider that are to be paid by ACS to Provider for Covered Services provided to HEALTHSMART's Covered Persons.

“ACS Network Provider” means Providers of Covered Services, which have contractual agreements with ACS to provide Covered Services for a Negotiated Rate

“Payer” means the purchaser who is the fiduciary of benefit plans and managed care programs on behalf of its employees and/or dependents.

“ACS Providers” means any ancillary provider specializing in the administration or delivery of Ancillary Services that has met the credentialing standards established by ACS and has entered into a contractual arrangement with ACS.

“Referral Call Center Program” means the arrangement, handling and supervision by ACS staff of the coordination, scheduling, management and billing of Ancillary Services on behalf of Customers.

II.  OBLIGATIONS OF ACS

2.1.           ACS agrees to provide HEALTHSMART with the ACS Referral Call Center Program of Ancillary Services for the term of this Agreement.

2.2.           ACS agrees to arrange and coordinate the provision of Covered Services by ACS Network Providers to particular Covered Persons as requested by HEALTHSMART physicians and/or case managers in the states listed on Exhibit C.

2.3.           ACS agrees to bill HEALTHSMART Customers for the Negotiated Client Rates applicable to Covered Services provided to Covered Persons under Referral Call Center Program.  ACS agrees to look solely to HEALTHSMART Customers, and not to HEALTHSMART, for payment for these services and fees.

2.4.           ACS shall furnish HEALTHSMART with Referral Call Center Program cost savings and management information.  ACS agrees to assist and cooperate with HEALTHSMART and will report resolution of any complaints or grievances and findings of patient satisfaction surveys applying to HEALTHSMART Customers.

2.5.           ACS shall pay ACS Network Providers timely at the applicable Negotiated Provider Rates for Covered Services provided under Referral Call Center Program.  Provided ACS has received payment for such Covered Services, then in such event ACS agrees to indemnify and hold the customers of HEALTHSMART harmless for any claim for Provider payments arising out of the referrals pursuant to Section II, Paragraphs 22 through 2.6 of this contractual Agreement.

2.6.           ACS agrees to indemnify and hold the customers of HEALTHSMART harmless for any claim in excess of the amounts charged to Customers by ACS for the particular Ancillary Services provided to such Customers for Provider payments arising out of the referrals pursuant to Section II, Paragraphs 2.1 through 2.6 of this contractual Agreement.

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III.  OBLIGATIONS OF HEALTHSMART

3.1.           HEALTHSMART will allow ACS to train all referral sources on how to utilize ACS services upon installation.

3.2.           Customers of HEALTHSMART shall be responsible for determinations of medical necessity and appropriateness and pre-certification of designated procedures and conditions in compliance with state and federal requirements.

3.3.           HEALTHSMART agrees to exert commercially reasonable efforts to support marketing and educational initiatives with customers to make them aware of the value-added benefits of using ancillary services administered and managed by ACS.

3.4.           HEALTHSMART agrees that ACS provider agreements will supercede existing HEALTHSMART agreements with the same providers during the term of the contract except as defined in Exhibit D.

3.5.           HEALTHSMART agrees to exert its best efforts in good faith to help ACS implement, assist and install ACS Network Providers into the HEALTHSMART business operation, and to maximize the inclusion of all “out of ACS network” providers of HEALTHSMART into the ACS Network through a continuous and sustained contracting effort by ACS with any and all HEALTHSMART ancillary service providers not otherwise being an ACS Network Provider.  However, if ACS fails to obtain an executed provider contract within 120 days from the date of written notice from HEALTHSMART, HEALTHSMART may enter into a direct agreement with provider on its own behalf.

IV.  TERMS OF AGREEMENT

4.1.           This Agreement shall be effective as of August 1, 2002, (“Effective Date”) and shall continue in effect for a period of one (1) year thereafter until terminated as provided herein.

4.2.           Upon the expiration of the initial term, this Agreement shall be extended year to year beginning on the anniversary date of the initial term without additions or modifications of its terms unless either party shall provide the other with written notification of intent to terminate this Agreement.  Said notice must be received within 90 days prior to the expiration of the initial or any succeeding term of this Agreement.

4.3.           Either party may, except as otherwise set forth herein, terminate this Agreement only for good cause upon no less than 90 days prior written notice to the other party.

4.4.           Termination for good cause is defined as either party's failure to perform pursuant to this Agreement after prior written notice from the performing party setting forth with specificity the details of non-performance and a thirty (30) day curing period has elapsed without such default having been cured.

V.  RECORDS AND INFORMATION

5.1.           Both parties recognize the confidential nature of medical records and other medical information each may handle in implementing this Agreement.  Both ACS and HEALTHSMART agree to maintain the confidentiality of any information relating to individual Covered Persons in accordance with all applicable laws.

5.2.           Each party agrees to hold in confidence any information obtained by it relating to the business of the other.  Each party agrees that it will not disclose, furnish to, or use for the benefit of itself, or any other person proprietary information, client lists, provider lists, business data, any trade secrets, data, information, or know-how belonging to the other party without the prior written consent of the other party.  This provision shall not apply to any information known to a party prior to acceptance of this Agreement or to any information lawfully obtained from third parties.

VI.  MISCELLANEOUS

6.1.           ACS and HEALTHSMART are independent contractors in relationship to one another and no joint venture, partnership, employment or other relationship is created by this Agreement except as otherwise specifically set forth herein.

6.2.           This Agreement, including all Exhibits hereto, may be amended only by a writing signed by both parties.

6.3.           This Agreement shall be construed in accordance with the laws of the State of Texas and venue for any disputes shall be in Dallas County, Texas.

6.4.           All notices required by this Agreement shall be given in writing signed by the party giving the notice and delivered by hand or first class mail to the other party at the address set forth below or such other address as has been given by proper notice.

If to HEALTHSMART:

2002 W. Loop 289, Suite 103
Lubbock, TX 79407

If to ACS:	Mark Bodnar, President
8080 Tristar Drive, Suite 100
Irving, TX 75063

6.5.           This Agreement contains the entire contract between the parties, as to the subject matters hereto, and may not be amended, altered or modified except by written agreement of the parties.  This Agreement may be amended only by written amendment signed by both parties.

6.6.           Except as otherwise provided herein, this Agreement may not be assigned by any party except with the prior written consent of the other party.

IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date first written above.

American CareSource (“ACS”)

By: _________Illegible _________

HealthSmart Preferred Care, Inc.
(HEALTHSMART)

By: _________Illegible _________

EXHIBIT A
American CareSource
ANCILLARY SERVICES

•	Bone Growth Stimulators

•	Chiropractic Services

•	Dialysis Services

•	Durable Medical Equipment

•	Home Health Services

•	Aides

•	IV Infusion Therapy

•	Medical Social Worker Services

•	Therapies

•	Wound Care

•	Hospice Services

•	Laboratory Services

•	Orthotics and Prosthetics

•	Outpatient Therapies

•	Occupational Therapy

•	Physical Therapy

•	Speech Therapy

•	Perinatal Monitoring

•	Rehabilitation Services

•	Functional Capacity Evaluations

•	Work Hardening/Work Conditioning

•	Sub-Acute and Skilled Nursing Facilities

•	Surgery Centers

EXHIBIT B

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EXHIBIT C
Service Area
The State of Texas.

EXHIBIT D
List of sites.
HEALTHSMART provider contracts to be excluded from the provisions of Section 3.4.

American CareSource Holdings, Inc.
Client Agreement
HealthSmart Preferred Care II, LP
Amendment

Agreement and Effect of This Amendment

This Amendment supplements the agreement between the parties dated August 1, 2002 “American CareSource Client Agreement with HealthSmart Preferred Care II, LP” (hereinafter referred to as “Client Agreement”).  It shall have no effect apart from the Client Agreement.  This Amendment's use of terms, names, or labels that are different from those of the Client Agreement shall not by itself alter the effect of either document.  The terms of this Amendment preempt, supersede, and override all contrary terms of the Client Agreement.  For the purpose of this Amendment, “ACS” refers to American CareSource Holdings Inc., and “HealthSmart” refers to HealthSmart Preferred Care II, LP.

This Amendment may be modified or supplemented only by an express amendment dated and signed by authorized representatives of the parties.  Except for blanks on originally printed forms, no handwritten or separately printed additions or changes on this document will be effective, even if they are initialed or signed.

Amendment effective date:  September 1, 2005

It is mutually agreed upon that the following sections of the Client Agreement are amended as follows:

I.           Definition of Terms

Definition of “Referral Call Center Program” is deleted from the Client Agreement.

II.           Obligations of ACS

All previous language pursuant to Section II, Paragraphs 2.1, 2.2, 2.3, 2.4, 2.5, 2.7, 2.8 and 2.9 are replaced with the amended language as follows:

2.1           Network Providers.  During the term of this Agreement, ACS will maintain a fully-credentialed network of ancillary health care service providers and will provide HealthSmart Participants access to those Network Providers.  ACS will supply the names and provider demographics for each Network Provider to HealthSmart at least monthly in a mutually agreed-upon electronic format.  HSPC shall not exclude ACS Network Providers for any purpose or reason other than the exceptions of (1) the necessity to have the provider remain with the HSPC network, (2) participation in ACS network would prohibit the provider from representation by HSPC for contracting via the administrative fee business model, and (3) inclusion of the ACS provider would cause potential harm or discord to HSPC provider rates or relationships.  ACS will not notify its Network Providers that HealthSmart Participants will begin utilizing the Network Providers.  ACS will notify their network providers of any new payor to the ACS network that HSPC participants will begin utilizing.  The network contact letter must be approved by HSPC.

2.2           Claims Processing of Covered Services.  ACS shall ensure that Network Providers submit claims for Covered Services provided to HealthSmart Participants to the electronic or U.S. mail addresses designated by HealthSmart.

2.3           Claim Payment Responsibility.  ACS agrees to bill HealthSmart Customers for the Negotiated Client Rates applicable to covered Services provided to covered Persons.  ACS agrees to look solely to HealthSmart customers, and not to HealthSmart, for payment for these services and fees.

2.5           Payment of Network Providers and Network Providers Relations.  Following receipt of payment for Covered Services provided to HealthSmart Participants, ACS shall pay the Network Providers who provided the Covered Services in accordance with the Network Provider's ACS Provider Agreement within 14 days.  ACS shall provide all Explanation of Payment/Benefit forms to such Network Providers when payment is made, which will allow the Network Provider to collect remaining allowable Participant Expenses for the Covered Services.  ACS will provide Network Provider Relations services for Network Providers for claims paid by ACS to the Network Provider, including toll-free telephone lines, to address any payment or claims review issues involving the payment of the claim under the Provider Agreement.

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III.           Obligations of HealthSmart and/or Payors

All previous language pursuant to Section III, Paragraphs 3.1, 3.4, and 3.5 are replaced with the amended language as set forth below.  Paragraph 3.6 and 3.7 are added to the Client Agreement.

3.1           Claims Processing of Covered Services.  As defined in Exhibit E, HealthSmart shall receive all claims from Network Providers for Covered Services provided to HealthSmart/Payor Participants in accordance with the claim routing instructions established by HealthSmart and the HealthSmart customers and forward ACS Network Provider claims to ACS.  ACS will reprice claims utilizing the Negotiated Client Rates.  Payers shall adjudicate claims as “In-Network” as they would if the ACS Network Providers were directly contracted by HealthSmart.  Payer shall send an applicable explanation of payment/benefit information to enable ACS to provide such information to the Network Provider, including the amount of Participant Expense for each claim.

3.6           Payment.  When Payor has finally adjudicated the repriced Network Provider claims for Participants, it will remit all Benefit Plan payments to ACS for each such Network Provider, Payor will pay ACS the repriced amount, less applicable Participant Expenses (copayments and deductibles).  Payor will utilize ACS' tax identification number for all such payments, recognizing the assignment of the claim from the Network Provider to ACS.  Payments to ACS shall be made as soon as possible following adjudication of the claim to ensure satisfaction of timely claims payment guidelines.

3.7           Records Review.  ACS shall reasonably maintain and furnish such records, files and documents as may be required by HSPC for review by HSPC or its agents of the appropriateness and timeliness of the payment of benefits and fees.

VI.           Miscellaneous.

Section VI, Paragraph 6.4 is replaced with the amended language as follows:

6.4           All notices required by this Agreement shall be given in writing signed by the party giving the notice and delivered by hand or first class mail to the other party at the address set forth below or such other address as has been given by proper notice.

If to ACS:	Wayne Schellhammer, President & CEO
8080 Tristar Drive, Suite 100
Irving, TX 75063

Section VI, Paragraph 2.6 is replaced with the amended language as follows:

6.5           ACS agrees to indemnify and hold HealthSmart harmless against any liability or damage of any nature (including reasonable attorney's fees and expenses) resulting from ACS's negligent breach of its obligations hereunder or other negligence of ACS in its performance of this HealthSmart Agreement.  HealthSmart agrees to indemnify and hold ACS harmless against any liability or damage of any nature (including reasonable attorney's fees and expenses) resulting from HealthSmart's negligent breach of its obligations hereunder or other negligence of HealthSmart in its performance of this HealthSmart Agreement.

6.6           Non-solicitation of Employees.  For the term of this Agreement and for a period of two (2) years following its termination for any reason, neither ACS nor its representatives will, without the prior written consent of HSPC, hire, solicit for employment, recruit, initiate contact with for employment, or refer to others for employment, any officer, director, or employee of HSPC; provided that the foregoing shall not prohibit hiring such employee if such employee has terminated employment with the Company prior to ACS's commencement of solicitation of such employee.  In the event that ACS breaches its obligations contained in this paragraph, ACS shall pay HSPC, on demand, damages of up to two (2) times the base salary of each employee so hired, it being mutually agreed by ACS and HSPC that this provision for liquidated damages is reasonable and that the actual damage which would be sustained by HSPC as the result of the failure to comply with this provision would be impractical and extremely difficult to determine, and that the payment of said damages is in no manner punitive.

6.7           Non-solicitation of Employees.  For the term of this Agreement and for a period of two (2) years following its termination for any reason, neither HSPC nor its representatives will, without the prior written consent of ACS, hire, solicit for employment, recruit, initiate contact with for employment, or refer to others for employment, any officer, director, or employee of ACS; provided that the foregoing shall not prohibit hiring such employee if such employee has terminated employment with the Company prior to HSPC's commencement of solicitation of such employee.  In the event that HSPC breaches its obligations contained in this paragraph, HSPC shall pay ACS, on demand, damages of up to two (2) times the base salary of each employee so hired, it being mutually agreed by ACS and HSPC that this provision for liquidated damages is reasonable and that the actual damage which would be sustained by ACS as the result of the failure to comply with this provision would be impractical and extremely difficult to determine, and that the payment of said damages is in no manner punitive.

IN WITNESS WHEREOF, ACS and HealthSmart, acting by its authorized representatives have signed as indicated below to signify acceptance and agreement to all of the terms and conditions contained herein.

AMERICAN CARESOURCE HOLDINGS, INC.	HEALTHSMART PREFERRED CARE II, LP

/s/ Wayne A. Schellhammer	/s/ David Adams
Signature	Signature

Wayne A. Schellhammer	David Adams
Printed Name	Printed Name

December 13, 2005	January 19, 2006
Date	Date

EXHIBIT B
CUSTOMER FEE SCHEDULE FOR COVERED SERVICES
ACS will reprice claims based on the ACS discounted fee schedule provided to HealthSmart and updated annually.

EXHIBIT C
SERVICE AREA
The United States

EXHIBIT E
HEALTHSMART ANCILLARY CLAIMS REPRICING WORKFLOW

Claims Submission
Provider Services:
Acupuncture
Behavioral Health
Cardiac Monitoring
Chiropractic
Diagnostic Imaging
Dialysis
Durable Medical Equipment
Genetic Testing
Hearing Aids
Home Health
Hospice
Infusion Services
Lab
Lithotripsy
Long Term Acute Care
Massage Therapy
Orthotics & Prosthetics
Pain Management
Podiatry
Rehabilitation
Skilled Nursing Facilities
Sleep Diagnostic
Surgery Center
Transportation
Urgent Care Center
Vision
PAYOR
HEALTHSMART
ACS
INBOUND EDI CLAIM
MONTHLY REPORTING
ADMINISTRATIVE FEE TO HEALTHSMART
BILLED TO PAYOR
REPRICED CLAIMS
EOB/PAYMENT TO PROVIDER
PAYMENT FOR REPRICED CLAIMS

American CareSource Holdings, Inc.
Amendment to the Provider Service Agreement with
HealthSmart Preferred Care II, LP
Agreement and Effect of This Amendment
Effective Date January 1, 2007
This Amendment supplements the agreement between parties dated August 1, 2002 “American CareSource Client Agreement with HealthSmart Preferred Care II, LP” (hereinafter referred to as (“Provider Service Agreement”) as well as the amendment between parties dated December 13th 2005 with HealthSmart Preferred Care II, LP (hereinafter referred to as “Client Amendment”).
This Amendment shall have no effect apart from the Provider Service Agreement. The terms of this Amendment preempt, supersede, and override all contrary terms of the Provider Service Agreement and the subsequent Client Amendment. For the purpose of this Amendment, “ACS” refers to American CareSource Holdings Inc. and its affiliate companies, including but not limited to Ancillary Care Services, Inc. and “HealthSmart” refers to HealthSmart Preferred Care, II, L.P. and its Affiliated Entities, as defined herein and listed in Exhibit A, attached hereto.
This Amendment may be modified or supplemented only by an express written amendment dated and signed by authorized representatives of the parties. No handwritten or separately printed additions or changes on this Amendment will be effective, even if they are initialed or signed.
Amendment effective date: January 1, 2007

1)
ACS agrees to allow HealthSmart to outsource the access to and electronic routing of ACS provider claims, through HealthSmart to ACS for the benefit of their respective client base. Affiliated Entities will be identified on the attached Exhibit A as they are approved and implemented by both parties.

2)	ACS agrees to develop and maintain an ancillary provider service solution for HealthSmart and the Affiliated Entities identified in Exhibit A for the benefit of their clients.

a)	ACS has the obligation to maintain an ancillary service solution as required by HealthSmart and become the primary point of contact for ACS providers.

b)	In addition, as ACS expands its ancillary service solution, ACS providers will be made available to HealthSmart.
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4)	Administrative Services Fees will be estimated by ACS monthly based on claims paid during the immediately preceding month.

a)	Monthly payments will be made within 30 days following the end of each calendar month of the year under this Agreement. Within 60 days following the end of each quarter under this Agreement

(1)	ACS shall reconcile the monthly payments made during the previous quarter and calculate the final payment for that previous quarter based on actual receipts.

(2)	All adjustments will be made in conjunction with the next scheduled payment.

b)	ACS will provide the existing HealthSmart approved monthly Financial Report with monthly payments.

5)
ACS and HealthSmart agree to work together on a continuing basis to establish, enhance, and modify their respective electronic interfaces and claims processing/repricing requirements for the benefit of HealthSmart. ACS and HealthSmart agree to create a process to identify, route, reprice and distribute ACS provider claims from HealthSmart, as outlined in Exhibit B.

6)
ACS Appeals Policy - ACS will require ACS providers to follow an established appeals process if they disagree with the payment of services and/or explanation of benefits received. An appeal is warranted when there is a dispute between the ACS provider and Ancillary Care Services, Inc. for reason(s) including, but not limited to: contractual issues, timely filing, authorization, and notification of payment issues. Providers will not be penalized for filing an appeal.

The provider may file an appeal up to 180 days after the paid date of the Explanation of Benefits (EOB) by submitting a written request for review with a copy of the claim, the EOB, and any appropriate supporting documentation.

7)
The Agreement and any amendments to the Agreement will automatically renew for three years unless either party provides one hundred and twenty (120) days notice of its intent to modify or terminate the Agreement prior to the contract term. However, either party may, except as otherwise set forth in the Agreement or amendments to the Agreement, terminate the Agreement and any amendments to the Agreement for good cause upon no less than sixty (60) days prior written notice to the other party. These amended provisions supersede the language of the underlying agreement regarding modification or termination.

IN WITNESS WHEREOF, ACS and HealthSmart, acting by its authorized representatives, have signed as indicated below to signify acceptance and agreement to all of the terms and conditions contained herein.

AMERICAN CARESOURCE HOLDINGS, INC.	HEALTHSMART PREFERRED CARE II, LP

/s/ David S. Boone	/s/ Reagan Bruce
Signature	Signature

David S. Boone	Reagan Bruce
Printed Name	Printed Name

May 1, 2007	July 1, 2007
Date	Date

“EXHIBIT A”
List of approved Affiliated Entities

1.	American Administrative Group, Inc. (AAG)

2.	CareVu Corporation

“EXHIBIT B”
Terms, Timetables and Agreements for enhanced Administrative Services
Fee Disbursements.

1.	HealthSmart/CareVu - an implementation of a two-way electronic exchange of UB92 claims to ACS for repricing, to be completed by February 28, 2007.

2.	AAG/CareVu - AAG to use ACS for non-HealthSmart clients wherever possible. AAG may implement this on a staggered timetable for its clients. This project includes the following sub-projects:

a.	AAG Network Setup

b.	AAG PMA Load

c.	AAG Provider Load

d.	AAG/CareVu - two-way electronic exchange of claims to ACS for repricing.

3.	AAG will develop a detailed project plan by February 2, 2007, which includes specific tasks to be completed by AAG, ACS and CareVu, as well as projected completion dates.

4.
AAG and ACS agree to hold regularly scheduled meetings during the entire implementation process. AAG and ACS agree to diligently strive to follow and meet completion dates reflected in the project plan.

American CareSource Holdings, Inc.
Third Amendment to the Provider Service Agreement with
HealthSmart Preferred Care II, LP

This Third Amendment, effective the 31st day of July, 2007, supplements the American CareSource Client Agreement, dated August 1, 2002, by and between American CareSource Holdings, Inc. and HealthSmart Preferred Care II, LP (hereinafter referred to as the “Provider Service Agreement”) and its subsequent amendments dated December 13th 2005 and January 1, 2007 (hereinafter referred to as “Client Amendments”).

This Amendment shall have no effect apart from the Provider Service Agreement.  The terms of this Amendment preempt, supersede, and override all contrary terms of the Provider Service Agreement and the subsequent Client Amendments.  All unaffected terms and conditions of the Provider Service Agreement and the Client Amendments shall remain in full force and effect.  For the purpose of this Third Amendment, “ACS” refers to American CareSource Holdings Inc. and its affiliate companies, including but not limited to Ancillary Care Services, Inc. and “HealthSmart” refers to HealthSmart Preferred Care, II, L.P. and its Affiliated Entities, as defined herein and listed in Exhibit A, attached hereto.

This Amendment may be modified or supplemented only by an express written amendment dated and signed by authorized representatives of the parties.  No handwritten or separately printed additions or changes on this Amendment will be effective, even if they are initialed or signed.

As of the Effective Date, the parties agree as follows:

1)
HSPC agrees to use ACS as the Primary ancillary benefits manager for HSPC Customers.  Primary Ancillary benefits manager means that ACS will have primary responsibility and priority in providing Ancillary Care Services, including network development, contracting and provider maintenance, to HSPC Customers, subject to Customer's agreement.  ACS and HSPC will work together to communicate the benefits of ACS' provider network to these customers.  ACS provider contracts will be placed in priority, first tier position for HSPC Covered Persons' access.  ACS will be responsible for properly and accurately repricing all submitted claims that match an ACS provider TIN file.  Upon mutual development of targeted ancillary providers (as provided for in Section 15, below), HSPC contracting staff will use commercially reasonable efforts to assist ACS in obtaining contracts with identified ancillary providers.  Notwithstanding, HSPC may contract directly for ancillary care providers as part of HSPC's routine hospital and physician contracting, and/or with specific ancillary providers.

2)
HSPC agrees to devote necessary internal contracting resources to the joint strategic contracting plan as described in Section 15, below.  The initial phase of joint strategic contracting plan will be defined and implemented by HSPC and ACS no later then August 1, 2007.

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4)
HSPC agrees that no HSPC contracted providers will be excluded from the primary claims sort process that identifies that provider as an ACS contracted provider unless a more beneficial rate adjustment may be obtained by accessing an existing HSPC ancillary provider agreement.

5)
HSPC agrees that no ACS providers will be excluded by HSPC, HSPC customers, or its Affiliated Entities unless ACS cannot provide at least equivalent specific provider average savings compared to savings currently being achieved through alternative cost reduction mechanisms.  Current average savings are calculated using a minimum (90) day time frame and a minimum of ten (10) claims.

6)
HSPC will maintain the confidentiality and proprietary nature of the ACS provider discounts.  During the term of this Agreement, except as otherwise provided herein, HSPC agrees not to contract with any third-party vendors to receive services substantially similar to those provided by ACS hereunder.

7)
HSPC and ACS agree to develop a joint communication plan that will communicate this relationship to providers and payors.  Both parties will work together to determine the written and oral communication used to describe and sell this arrangement to the various parties.

8)
HSPC will communicate, as a follow up to communications sent by ACS, as necessary, to the providers included under this agreement, that they have contracted with ACS to manage the agreed upon ancillary service categories.

9)	HSPC will communicate, as necessary to its Customers, that they have contracted ACS to manage the agreed upon ancillary service categories with the ACS Network Providers.

10)	HSPC will dedicate staff to support the communication and conversion of providers to the ACS network as well as support communication with Customers to ensure timely implementation.

11)
HSPC agrees to allow a press release by ACS announcing this expanded relationship.  HSPC and ACS will jointly develop the copy for the press release and such release must be preagreed upon, in writing, prior to release.  Approval will not be unreasonably withheld.

12)
HSPC agrees that if they engage in any merger, acquisition or partnership with an organization that processes, produces or has access to ancillary claims that match TINs in the ACS provider network, that commercially reasonable efforts will be made to assure that such claims be included with and subject to the same process and terms of this agreement, provided that both HSPC and ACS agree at the time that such action will be mutually beneficial to the parties.

13)
ACS will provide HealthSmart with a complete ACS provider network download no later than July 15, 2007.  Effective August 1, 2007 HSPC will have downloaded the ACS provider network directory into the HSPC claims system as HealthSmart's primary ancillary network.

14)
Effective August 1, 2007, HSPC will:  (1) receive claims from HSPC Customers and/or providers, as applicable, with ACS provider TIN's and (2) submit all such claims that match the ACS provider TIN's directly to ACS for repricing in accordance with the Client Fee Schedule without exclusion (except as otherwise provided herein).

15)
The parties will jointly develop a strategic contracting plan that will define targeted providers and timetables for ACS/HSPC contracting efforts.  This project plan will be mutually agreed upon and incorporated into the Provider Service Agreement by subsequent amendment.

16)	HSPC and ACS agree to work diligently to complete and execute a new contract updating all terms, conditions and language within one-hundred-eighty (180) days from August 1, 2007.

17)
Non-Solicitation; Non-Interference.  While this Agreement is in effect, and for a period of one (1) year following the termination of this Agreement, neither party shall, directly or indirectly, (i) solicit or attempt to induce any individual who then is, or at anytime during the preceding six (6) month period was, an employee of the other party to become employed by or otherwise render services to the other party or (ii) employ any such individual.

18)
ACS represents and warrants that the ASC established Client Fee Schedule for HSPC and their Affiliates will demonstrate superior overall savings for their Customers and equivalent or superior savings per specific provider.  The specific benchmarks to demonstrate and document those savings will be jointly developed and incorporated into the Provider Service Agreement by subsequent amendment.

19)	Section 3 of the January 1, 2007 Client Amendment is deleted in its entirety and replaced with the following:

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IN WITNESS WHEREOF, ACS and HealthSmart, acting by its authorized representatives, have signed as indicated below to signify acceptance and agreement to all of the terms and conditions contained herein.

AMERICAN CARESOURCE HOLDINGS, INC.	HEALTHSMART PREFERRED CARE II, LP

/s/ David S. Boone	/s/ David Adams
Signature	Signature

David S. Boone	David Adams
Printed Name	Printed Name

8/1/2007	8/1/2007
Date	Date

“EXHIBIT A”
List of approved Affiliated Entities

1.	American Administrative Group, Inc. (AAG)

2.	CareVu Corporation

Fourth Amendment to the Provider Service Agreement

This Fourth Amendment, effective the 20th day of December, 2008 (the “Effective Date”), amends the American CareSource Client Agreement, dated August 1, 2002, by and between American CareSource Holdings, Inc. and HealthSmart Preferred Care II, LP (hereinafter referred to as the “Provider Service Agreement”) and its subsequent amendments effective September 1, 2005 (the “First Amendment”), January 1, 2007 (the “Second Amendment”),  and July 31, 2007 (the “Third Amendment” and, together with the First Amendment and the Second Amendment, the “Client Amendments”).  The Provider Service Agreement, as amended by the Client Amendments and this Amendment, is referred to as the “Provider Service Agreement, as amended.”  This Amendment is entered into by and among American CareSource Holdings, Inc., HealthSmart Preferred Care II, LP and HealthSmart Holdings, Inc.

The terms of this Amendment preempt, supersede, and override all contrary terms and conditions of the Provider Service Agreement, as amended.  All unaffected terms and conditions of the Provider Service Agreement and the Client Amendments shall remain in full force and effect.  For the purpose of this Fourth Amendment, “ACS” refers to American CareSource Holdings Inc. and its affiliate companies, including but not limited to Ancillary Care Services, Inc., “Parent” refers to HealthSmart Holdings, Inc. and “HSPC” refers to HealthSmart Preferred Care, II, L.P. (collectively with the entities listed in Exhibit A hereto, “HealthSmart” or the “HealthSmart Entities”).

On September 21, 2007, HSPC became affiliated with Interplan Health Group (“IHG”).  ACS and HSPC agree that adding members of the IHG network to the list of Covered Persons would be mutually beneficial as contemplated by Section 12 of the Third Amendment.

All terms used but not defined in this Amendment have the meaning ascribed to them in the Provider Service Agreement, as previously amended.

As of the Effective Date, and as provided for in Section 16 of the Third Amendment, the parties agree as follows:

1)
In order to assist HSPC in coordinating and integrating access to the ACS network by members of the IHG network, ACS agrees to pay to HSPC one million dollars ($1,000,000) to offset integration costs incurred in connection therewith including, but not limited to, costs associated with salaries, benefits, and third party contract costs.  The payment shall be made by ACS to HSPC within ninety (90) days of the execution of this Amendment.  Both ACS and the HealthSmart Entities will maintain the confidentiality and proprietary nature of the payment and other terms described herein, to the extent public disclosure is not required by applicable law.

2)	The term of the Provider Service Agreement is hereby extended through December 31, 2012.

a)
The Provider Service Agreement, as amended, may not be terminated or amended by either party without the prior written consent of the other party other than upon any default by the other party, which default remains uncured for a period of 60 days following notice in writing thereof.

b)
The Provider Service Agreement, as amended, shall apply to and bind each and all of the HealthSmart Entities.  By executing this Amendment, Parent accepts and ratifies such agreement, as amended, on behalf of itself and all Affiliated Entities, as defined in Exhibit A.

c)
This agreement shall survive a change in control of Parent or HSPC or its operating divisions subject to the Provider Service Agreement, as amended, and shall be binding upon any successor in interest thereto and no such change in control shall be effective without the express assumption of the terms of all agreements between the parties by the acquiror.

[***]

4)	ACS warrants that it will provide the same level of discounts to HealthSmart Entities that it provides other clients for similar products and levels of support.

5)
Each of HSPC and Parent represents and warrants to ACS that it does not control, is not controlled by and is not under common control with (in each case directly or indirectly through one or more intermediaries) any person other than the Affiliated Entities, as defined in Exhibit A.

6)
The parties will jointly develop a strategic contracting plan (the “Project Plan”) that will define a list of targeted providers and timetables for ACS/HSPC contracting efforts pursuant to the Provider Service Agreement, as amended.  The Project Plan will be mutually agreed upon no later than January 15, 2009.  HSPC agrees to devote necessary internal contracting resources to the development of the Project Plan.  In addition, each of ACS and HSPC will dedicate a named point person who will devote substantially all of their time to the ACS/HSPC contracting efforts and the ongoing management of the relationship between ACS and HSPC by January 15, 2009.

The Project Plan will also include the following provisions:

a)
ACS will be the outsourced ancillary contracting and network management provider for HealthSmart's group health clients, any Third Party Administrators (“TPAs”) currently owned by or affiliated with HealthSmart (including American Administrative Group (AAG)) and any entities, including any primary PPO networks and any TPAs, that may be controlled by (in each case directly or indirectly whether or not through one or more intermediaries) HSPC at any time in the future and with respect to which the ACS model could be deployed; provided, however, that HealthSmart payors who are not accessing a HealthSmart network as their primary PPO shall not be covered by this provision.

i)	HealthSmart will give ACS the rights of first refusal to add ancillary providers to the network.

ii)	HealthSmart will not pursue ancillary contracts for its group health business and TPAs, except through the Provider Services Agreement, as amended, and the Project Plan.

iii)
ACS and HealthSmart will jointly develop network service standards, and hereby agree to be bound by such standards, that will define the coverage and response necessary to meet the demands of HealthSmart.

iv)	The provisions of this Amendment will have no binding effect on HealthSmart's routine hospital and physician contracting.

b)
HSPC contracting staff will notify targeted contracted ancillary providers that HSPC has engaged ACS to be the contracted ancillary management vendor for HealthSmart Entities.  Access to the HealthSmart group health lines of business can only occur through a direct contract with ACS, provided that the ACS discounts are equal to or greater than HSPC network discounts currently in force.

i)	HSPC will support the ACS contracting efforts through both written and verbal confirmation that ACS is the outsourced group health ancillary network for HealthSmart Entities.

ii)
HSPC will stop using a non-participating provider for any HealthSmart Entity if the ACS network is able to provide substitute coverage for the same service with quality standards and economics that satisfy either the same standards applied to the current providers or substantially similar standards actually applied to the current providers within the same geographic area.

c)	HSPC and the HealthSmart Entities will support the ACS ancillary network with its payors through joint sales efforts and communication to these payors about the benefits of the ACS network.

i)	If a HealthSmart Payor is not participating with the ACS program, they can be excluded on a case by case basis from the ACS network requirement.

ii)	ACS and HSPC will work together to develop a consistent provider and payor notification plan to support the contracting efforts.

Sections 6)a), 6)b) and 6)c) will take effect in accordance with the specific time parameters [noted above] and in no case later than 90 days following the date that the Project Plan is mutually agreed upon.

7)
HSPC agrees to include the ACS logo on all cards issued by it or any other HealthSmart Entity to members that are or could be eligible for the ACS network.  In addition, HSPC agrees to re-issue, by June 30, 2009 all cards previously issued to members that are eligible for the ACS network with replacement cards including the ACS logo.

a)	The ACS logo will be displayed in a mutually agreeable fashion, subordinated to the Health Smart and/or payor logos, as applicable.

b)	This will only apply where HealthSmart is responsible for producing the cards.

c)	The program will be initiated no later than March 31, 2009, with cards being issued by June 30, 2009.

d)	HSPC will be responsible for the reasonable incremental cost of issuing and reissuing cards as described above. This includes the cost of adding the logo to the card and printing and mailing the card.

8)
The ACS logo will also be included in the member directories, with the providers identified as an ACS provider.  This will be done in a mutually agreeable fashion, subordinated to the Health Smart logos as appropriate.

a)	The directory will include any web based or internet accessed directories prepared for participating HSPC members or companies.

b)
HSPC will be responsible for the reasonable incremental cost of preparing the member directories as described above.  This includes the cost of adding the logo to the directories and printing and mailing the directories, if applicable.

9)
The parties further agree to use good faith efforts to cooperate on a number of projects the parties have identified to be mutually beneficial.  Such projects include but are not limited to the Anci-Select,  Anci-Concierge, and Anci-Card programs currently under development by ACS.

10)
In the case of any disputes or issues that may arise in connection with the respective rights and/or obligations of the parties under the Agreement, arbitration will be entered into in Dallas, Texas.  Each party will notify the other, in writing, of the name of its representative(s) who will have primary responsibility for communications with the other party.  If such representatives are unable to resolve the dispute within 60 days of a party's written notice of a dispute, either party may demand submission of the issue to arbitration before a single arbitrator in accordance with the Alternative Dispute Resolution Service Rules of Procedure for Arbitration, as published by the American Health Lawyers Association.  The party requesting such arbitration shall pay the arbitrator's fee.  The decision of the representatives or, if applicable, the arbitrator, shall be final and binding upon the parties.

11)	Except as otherwise stated herein, all remaining terms of the Service Provider Agreement, as previously amended, shall remain unmodified and in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, ACS, HealthSmart, and Parent acting through their authorized representatives, have signed as indicated below to signify acceptance and agreement to all of the terms and conditions contained herein.

AMERICAN CARESOURCE HOLDINGS, INC.	HEALTHSMART PREFERRED CARE II, L.P.
/s/ David S. Boone	Illegible
Signature	Signature
David S. Boone	Illegible
Printed Name	Printed Name
12/31/08	12/31/08
Date	Date

HEALTHSMART HOLDINGS, INC., on behalf of itself and the Affiliated Entities
Illegible
Signature
Illegible
Printed Name
12/31/08
Date

Exhibit A - Affiliated Entities

1.	HealthSmart Holdings, Inc.

2.	American Administrative Group, Inc. (AAG)

3.	CareVu Corporation

4.	Interplan Health Group

5.
HealthSmart Benefit Solutions (including all TPA's presently or subsequently owned operated or controlled, directly or indirectly, whether or not through one or more intermediaries, by HealthSmart Holdings, Inc. or any of its subsidiaries)

6.
HealthSmart Networks (including all primary PPO networks presently or subsequently owned, operated or controlled, directly or indirectly, whether or not through one or more intermediaries, by HealthSmart Holdings, Inc. or any of its subsidiaries)

All entities listed above collectively referred to as the “Affiliated Entities”.